DREYFUS LIFE AND ANNUITY INDEX FUND, INC.
                       D/B/A DREYFUS STOCK INDEX FUND


                      ASSISTANT SECRETARY'S CERTIFICATE


I, Michael S. Petrucelli, Vice President and Assistant Secretary of Dreyfus Life and Annuity Index Fund, Inc. d/b/a Dreyfus Stock Index Fund (the "Fund"), hereby certify that set forth below is a copy of the resolution adopted by the Fund's Board members at a Board meeting held on February 11, 1998.

                                 RESOLUTIONS

RESOLVED, that the following persons be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's Board:

President and Treasurer                 Marie E. Connolly
Vice President and Assistant Treasurer Richard W. Ingram Vice President and Assistant Treasurer Mary A. Nelson
Vice President and Assistant Treasurer Joseph F. Tower, III Vice President, Assistant Treasurer and Michael S. Petrucelli
          Assistant Secretary
Vice President and Assistant Secretary Douglas C. Conroy Vice President and Assistant Secretary Christopher J. Kelley Vice President and Assistant Secretary Kathleen K. Morrissey Vice President and Assistant Secretary Elba Vasquez

; and it be further

RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Marie E. Connolly, Richard W. Ingram, Christopher J. Kelley, Kathleen K. Morrissey, Michael S. Petrucelli and Elba Vasquez, as the attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

IN WITNESS WHEREOF, I have hereunto signed by name and affixed seal of the Fund on April 27, 1998.



                         /S/ Michael S. Petrucelli
                         Michael S. Petrucelli
                         Vice President and Assistant Secretary



(Seal)